Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Fourth Quarter and Full Year 2014 Financial Results

•	Fourth quarter total revenue of $182.8 million increases 13% year-over-year; 20% in constant currency

•	Fourth quarter license revenue of $112.6 million increases 9% year-over-year; 17% in constant currency

RADNOR, Pennsylvania – February 12, 2015 - Qlik (NASDAQ: QLIK), a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the fourth quarter and full year ended December 31, 2014.

Lars Björk, Chief Executive Officer of Qlik, stated, “I am pleased with our fourth quarter results. We delivered revenue and non-GAAP operating profit that exceeded our expectations as we successfully captured the increased demand for our next-generation BI solutions. We believe we are well positioned entering 2015 as our dual product strategy, QlikView for guided analytics and Qlik Sense for self-service BI, opens up even more opportunity for us to fulfill companies’ complete BI requirements. Our focus this year is to drive meaningful revenue growth while growing expenses at a slower rate, in order to realize incremental operating leverage.”

Financial Highlights for the Fourth Quarter Ended December 31, 2014

•	Total revenue for the fourth quarter of 2014 was $182.8 million, an increase of 13% from $161.8 million for the fourth quarter of 2013. On a constant currency basis, total revenue increased by 20% as compared to the fourth quarter of 2013. License revenue for the fourth quarter of 2014 was $112.6 million, an increase of 9% from $103.1 million for the fourth quarter of 2013. On a constant currency basis, license revenue increased by 17% as compared to the fourth quarter of 2013.

•	GAAP income from operations for the fourth quarter of 2014 was $30.3 million, compared to GAAP income from operations of $32.7 million for the fourth quarter of 2013. GAAP net income was $25.8 million for the fourth quarter of 2014, or $0.28 per diluted common share, compared to GAAP net income of $8.3 million, or $0.09 per diluted common share, for the fourth quarter of 2013.

•	Non-GAAP income from operations was $42.1 million for the fourth quarter of 2014, an increase compared to non-GAAP income from operations of $41.3 million for the fourth quarter of 2013. Non-GAAP net income was $29.6 million for the fourth quarter of 2014, or $0.32 per diluted common share, an increase compared to non-GAAP net income of $28.5 million, or $0.31 per diluted common share, for the fourth quarter of 2013.

Financial Highlights for the Full Year Ended December 31, 2014

•	Total revenue for the full year 2014 was $556.8 million, an increase of 18% from the full year 2013. On a constant currency basis, total revenue increased by 20% as compared to the full year 2013. License revenue for the full year 2014 was $300.9 million, an increase of 11% from the full year 2013. On a constant currency basis, license revenue increased by 13% as compared to the full year 2013.

•	GAAP loss from operations for the full year 2014 was ($8.9) million, compared to GAAP income from operations of $3.4 million for the full year 2013. GAAP net loss for the full year 2014 was ($24.6) million, or ($0.27) per diluted common share, compared to a GAAP net loss of ($10.0) million, or ($0.11) per diluted common share, for the full year 2013.

•	Non-GAAP income from operations was $32.8 million for the full year 2014, compared to $36.2 million for the full year 2013. Non-GAAP net income was $21.7 million, or $0.24 per diluted common share, for the full year 2014, compared to $23.6 million, or $0.26 per diluted common share, for the full year 2013.

•	Cash and cash equivalents as of December 31, 2014 were $244.0 million compared to $227.7 million at December 31, 2013. Net cash provided by operating activities was $35.6 million in 2014, as compared to $29.7 million in 2013.

Operating Highlights

•	For the fourth quarter of 2014 on a constant currency basis, total revenue in the Americas increased 10% over the prior year period, total revenue from Europe increased 19% over the prior year period, and total revenue from Rest of World increased 76% over the prior year period.

•	Added new customers during the quarter including Ace Insurance, Air Force Material Command, Bendigo Bank, Boston Scientific India Private Limited, British Telecommunications plc, Columbus McKinnon Corporation, Cwm Taf University Health Board, ELS Education Services, Gestamp North America, Ingram Micro, London School of Hygiene & Tropical Medicine, Montauk Energy Capital, LLC, notonthehighstreet.com Enterprises, Nutricia Nederland B.V., SK Hynix Inc., Steven Madden, Ltd., SUZUKI MOTOR CORPORATION, U.S. Department of Energy, and YKK Europe Ltd.

•	Expanded numerous customer engagements globally through our land and expand strategy including Ace USA, ANZ Bank, Aggregate Industries, Bankia, CA, Inc., Capgemini India Pvt Ltd., Children’s Hospitals and Clinics of Minnesota, Colliers International, Danone S.A., Delaware North at Kennedy Space Center Visitor Complex, EDF Energy, Gottex, Harvard University – Administrative Systems, Investec Asset Management, Mission Health, NSW Health, Novo Nordisk, On Semiconductor Corporation, Pilot, Pacific Life Insurance Company, Peco Energy Company, Softbank Technology Corp., Travelport LP, Telstra Corporation Limited, Travelers, and Virgin Australia.

•	Completed 238 deals with license and first year maintenance over $100,000 in the fourth quarter of 2014, including 71 deals over $250,000 and 9 deals over $1 million, compared to 208 deals over $100,000, including 55 deals over $250,000 and 7 deals over $1 million in the prior year period.

•	Generated 63% of license and first year maintenance billings from existing customers in the fourth quarter of 2014, compared to 66% in the prior year period.

•	Generated 52% of license and first year maintenance billings from our indirect partner channel and 48% from our direct channel in the fourth quarter of 2014, compared to 53% from our indirect partner channel and 47% from our direct channel in the prior year period.

Business Outlook

Based on information available as of February 12, 2015, Qlik anticipates total revenue growth of 10% to 12% on a reported basis and 20% to 22% on a constant currency basis for the full year 2015. Qlik is issuing guidance for the first quarter and full year 2015 as follows:

in millions, except for per share data	Guidance Range Q1 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$111.0	$115.0	0%	4%	11%	15%

Non-GAAP loss from operations[2]	$(20.0)	$(17.0)
Non-GAAP loss per diluted common share[3]	$(0.15)	$(0.13)

	Guidance Range Full Year 2015		Year-Over-Year Projected Revenue Growth Rate		Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis[1]
	Low End	High End	Low End	High End	Low End	High End
Total revenue	$615.0	$625.0	10%	12%	20%	22%

Non-GAAP income from operations[2]	$43.0	$47.0
Non-GAAP income per diluted common share[4]	$0.32	$0.35

[1]	To determine projected revenue growth rates on a constant currency basis for first quarter and full year 2015, expected revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.
[2]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, contingent consideration adjustments and amortization of intangible assets.
[3]	Assumes an estimated long-term effective tax rate of 30% and basic weighted average shares outstanding of 91 million.
[4]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of 93 million.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the first quarter and full year 2015 assume that foreign currency exchange rates for the first quarter and full year 2015 will approximate current exchange rates. This Business Outlook is directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue and expenses can impact our results.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, February 12, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 60957648. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until February 15, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 60957648. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share, non-GAAP revenue and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP”, “Reconciliation of Non-GAAP Revenue to GAAP Revenue” and “Reconciliation of Year-Over-Year Projected Revenue Growth Rate to Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three months and year ended December 31, 2014 and 2013, non-GAAP income from operations is determined by taking GAAP income (loss) from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments. Non-GAAP net income is determined by taking GAAP income (loss) before provision for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net income and related per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Contingent consideration adjustment. Qlik periodically enters into business combinations which may contain contingent consideration arrangements. At each reporting date, management remeasures these contingent consideration liabilities at fair value until the contingencies are resolved. During the year ended December 31, 2014, a charge of $0.2 million was recorded related to changes in the fair value of contingent consideration liabilities and is included in Qlik’s consolidated statement of operations. Management believes that these costs are generally non-recurring and do not correlate to the ongoing operation of its business.

To determine the revenue growth rates on a constant currency basis for the three months and year ended December 31, 2014, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates. Qlik reports results in U.S. dollars but does business on a global basis in multiple currencies. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of Qlik’s financial results in this release includes comparisons with the prior year period in constant currency terms. Management believes this information facilitates comparison of underlying results over time.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, amortization of intangible assets and contingent consideration adjustments and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the first and full year 2015 will approximate current foreign currency exchange rates. In addition, Qlik’s expectations of year-over-year projected revenue growth rates on a constant currency basis for the first quarter and full year 2015 assume that expected revenue from entities reporting in foreign currencies are translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics. Approximately 34,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “see,” “seek,” “forecast,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2015 QlikTech International AB. All rights reserved. Qlik®, Qlik® Sense, QlikView®, QlikTech®, and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue:
License revenue	$112,587	$103,121	$300,888	$270,769
Maintenance revenue	55,061	45,693	203,550	160,552
Professional services revenue	15,135	12,981	52,359	39,129

Total revenue	182,783	161,795	556,797	470,450

Cost of revenue:
License revenue	2,740	2,721	8,196	7,345
Maintenance revenue	2,798	2,706	11,363	10,585
Professional services revenue	15,055	12,504	55,903	43,893

Total cost of revenue	20,593	17,931	75,462	61,823

Gross profit	162,190	143,864	481,335	408,627

Operating expenses:
Sales and marketing	85,811	73,310	308,375	255,010
Research and development	17,048	15,339	72,636	60,400
General and administrative	29,073	22,541	109,200	89,795

Total operating expenses	131,932	111,190	490,211	405,205

Income (loss) from operations	30,258	32,674	(8,876)	3,422

Other income (expense), net:
Interest income, net	49	118	147	231
Foreign exchange gain (loss), net	165	(784)	(1,973)	(2,753)

Total other income (expense), net	214	(666)	(1,826)	(2,522)

Income (loss) before income taxes	30,472	32,008	(10,702)	900

Provision for income taxes	(4,652)	(23,727)	(13,929)	(10,879)

Net income (loss)	$25,820	$8,281	$(24,631)	$(9,979)

Net income (loss) per common share
Basic	$0.29	$0.09	$(0.27)	$(0.11)
Diluted	$0.28	$0.09	$(0.27)	$(0.11)

Weighted average number of common shares outstanding
Basic	90,506,823	88,816,057	89,886,403	87,702,222
Diluted	91,949,568	90,437,303	89,886,403	87,702,222

Stock-based compensation expense for the three months and the year ended December 31, 2014 and 2013 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Cost of revenue	$832	$629	$2,804	$2,854
Sales and marketing	4,845	3,667	17,911	13,374
Research and development	1,006	919	3,876	3,386
General and administrative	3,103	2,544	11,441	9,304

	$9,786	$7,759	$36,032	$28,918

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income from operations:

GAAP income (loss) from operations	$30,258	$32,674	$(8,876)	$3,422
Stock-based compensation expense	9,786	7,759	36,032	28,918
Employer payroll taxes on stock transactions	1,267	127	2,493	1,410
Amortization of intangible assets	777	758	3,029	2,485
Contingent consideration adjustment	—	—	170	—

Non-GAAP income from operations	$42,088	$41,318	$32,848	$36,235

Non-GAAP income from operations as a percentage of total revenue	23.0%	25.5%	5.9%	7.7%
GAAP income (loss) from operations as a percentage of total revenue	16.6%	20.2%	-1.6%	0.7%

Reconciliation of non-GAAP net income:

GAAP net income (loss)	$25,820	$8,281	$(24,631)	$(9,979)
Stock-based compensation expense	9,786	7,759	36,032	28,918
Employer payroll taxes on stock transactions	1,267	127	2,493	1,410
Amortization of intangible assets	777	758	3,029	2,485
Contingent consideration adjustment	—	—	170	—
Income tax adjustment*	(8,039)	11,531	4,622	765

Non-GAAP net income	$29,611	$28,456	$21,715	$23,599

Non-GAAP net income per common share - basic	$0.33	$0.32	$0.24	$0.27

Non-GAAP net income per common share - diluted	$0.32	$0.31	$0.24	$0.26

GAAP net income (loss) per common share - basic	$0.29	$0.09	$(0.27)	$(0.11)

GAAP net income (loss) per common share - diluted	$0.28	$0.09	$(0.27)	$(0.11)

Non-GAAP weighted average number of common shares outstanding - basic	90,506,823	88,816,057	89,886,403	87,702,222

Non-GAAP weighted average number of common shares outstanding - diluted	91,949,568	90,437,303	90,848,678	89,272,353

GAAP weighted average number of common shares outstanding - basic	90,506,823	88,816,057	89,886,403	87,702,222

GAAP weighted average number of common shares outstanding - diluted	91,949,568	90,437,303	89,886,403	87,702,222

*

Income tax adjustment is used to adjust the GAAP provision for income taxes to a non-GAAP provision (benefit) for income taxes by taking GAAP income (loss) before provision for income taxes and adding back (1) stock-based compensation expense, (2) employer payroll taxes on stock transactions, (3) amortization of intangible assets, and (4) contingent consideration adjustment and applying an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$182,783	$161,795	13%	$556,797	$470,450	18%
Estimated impact of foreign currency fluctuations			7%			2%

Total revenue constant currency growth rate			20%			20%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$112,587	$103,121	9%	$300,888	$270,769	11%
Estimated impact of foreign currency fluctuations			8%			2%

License revenue constant currency growth rate			17%			13%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$55,061	$45,693	21%	$203,550	$160,552	27%
Estimated impact of foreign currency fluctuations			7%			1%

Maintenance revenue constant currency growth rate			28%			28%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$15,135	$12,981	17%	$52,359	$39,129	34%
Estimated impact of foreign currency fluctuations			6%			0%

Professional services revenue constant currency growth rate			23%			34%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$66,369	$61,991	7%	$202,124	$174,510	16%
Estimated impact of foreign currency fluctuations			3%			1%

Americas revenue constant currency growth rate			10%			17%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$93,002	$85,381	9%	$289,288	$249,109	16%
Estimated impact of foreign currency fluctuations			10%			1%

Europe revenue constant currency growth rate			19%			17%

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$23,412	$14,423	62%	$65,385	$46,831	40%
Estimated impact of foreign currency fluctuations			14%			7%

Rest of World revenue constant currency growth rate			76%			47%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$244,018	$227,693
Accounts receivable, net	203,766	162,009
Prepaid expenses and other current assets	19,901	16,296
Deferred income taxes	2,082	1,886

Total current assets	469,767	407,884

Property and equipment, net	26,455	21,500
Intangible assets, net	21,195	12,695
Goodwill	38,702	21,233
Deferred income taxes	3,015	2,107
Deposits and other noncurrent assets	2,835	2,503

Total assets	$561,969	$467,922

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$2,139	$2,634
Accounts payable	6,887	5,262
Deferred revenue	127,565	98,684
Accrued payroll and other related costs	53,674	46,780
Accrued expenses	40,712	29,495
Deferred income taxes	37	544

Total current liabilities	231,014	183,399

Long-term liabilities:
Deferred revenue	4,564	3,637
Deferred income taxes	3,477	894
Other long-term liabilities	14,422	7,822

Total liabilities	253,477	195,752

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	327,419	265,711
Retained earnings (accumulated deficit)	(21,594)	3,037
Accumulated other comprehensive income	2,658	3,413

Total stockholders’ equity	308,492	272,170

Total liabilities and stockholders’ equity	$561,969	$467,922

Qlik Technologies Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013
	(unaudited)
Cash flows from operating activities
Net loss	$(24,631)	$(9,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,731	8,228
Stock-based compensation expense	36,032	28,918
Excess tax benefit from stock-based compensation	(6,437)	(4,047)
Unrealized foreign currency loss, net	14,189	1,818
Other non-cash items	(723)	(1,301)
Changes in assets and liabilities
Accounts receivable	(51,450)	(18,667)
Prepaid expenses and other assets	(6,024)	(2,059)
Deferred revenues	37,669	15,625
Accounts payable and other liabilities	25,242	11,189

Net cash provided by operating activities	35,598	29,725

Cash flows from investing activities
Acquisitions, net of cash acquired	(17,245)	(13,351)
Capital expenditures	(13,020)	(9,639)

Net cash used in investing activities	(30,265)	(22,990)

Cash flows from financing activities
Proceeds from exercise of common stock options	19,239	23,132
Excess tax benefit from stock-based compensation	6,437	4,047
Payments on contingent consideration	(2,168)	(1,456)
Payments on line of credit	(132)	(1)

Net cash provided by financing activities	23,376	25,722
Effect of exchange rate on cash and cash equivalents	(12,384)	(567)

Net increase in cash and cash equivalents	16,325	31,890
Cash and cash equivalents, beginning of period	227,693	195,803

Cash and cash equivalents, end of period	$244,018	$227,693

Supplemental cash flow information:
Cash paid during the period for income taxes	$11,071	$10,505

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$1,863	$91

Qlik Technologies Inc.

Reconciliation of Year-Over-Year Projected Revenue Growth Rate to

Year-Over-Year Projected Revenue Growth Rate on a Constant Currency Basis

(in thousands)

(unaudited)

	Q1 2015 (guidance)		Q1 2014 as reported	Q1 2015 Year- Over-Year Projected Revenue Growth Rate (low end)	Q1 2015 Year- Over-Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$111,000	$115,000	$111,112	0%	4%
Estimated impact of foreign currency fluctuations				11%	11%

Estimated constant currency growth rate				11%	15%

	Full Year 2015 (guidance)		Full Year 2014 as reported	Full Year 2015 Year-Over-Year Projected Revenue Growth Rate (low end)	Full Year 2015 Year-Over-Year Projected Revenue Growth Rate (high end)
	Low End	High End
Revenue	$615,000	$625,000	$556,797	10%	12%
Estimated impact of foreign currency fluctuations				10%	10%

Estimated constant currency growth rate				20%	22%

Represents directional guidance only as foreign currency exchange rate fluctuations and changes in the mix of domestic and international revenue can impact our results.